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                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Kinder Morgan Energy Partners, L.P. of our report dated February 15, 2002 relating to the balance sheet of Kinder Morgan G.P., Inc., which appears in the Current Report on Form 8-K of Kinder Morgan Energy Partners, L.P. dated March 11, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Houston, Texas
October 4, 2002